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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-226545

        CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee

4.250% Senior Notes due 2028	$600,000,000	$74,700(1)

(1)
The total filing fee of $74,700 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 3, 2018)

$600,000,000

4.250% Senior Notes due 2028

         We are offering $600,000,000 aggregate principal amount of 4.250% senior notes due September 15, 2028, which we refer to in this prospectus supplement as the "notes." We will pay interest on the notes semi-annually on March 15 and September 15 of each year, beginning on March 15, 2019. The notes will mature on September 15, 2028.

         We have the option to redeem some or all of the notes at any time and from time to time, as described under the heading "Description of the Notes—Optional Redemption." If a change of control triggering event occurs, we will be required, unless we have already exercised our option to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Change of Control Triggering Event."

         The notes will be our general unsecured obligations and will rank equally with all of our other existing and future senior unsecured and unsubordinated indebtedness, but will be effectively junior to any secured indebtedness which we may incur in the future. The notes will not be the obligation of any of our subsidiaries. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount. For a more detailed description of the notes, see "Description of the Notes."

         Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-9 of this prospectus supplement.

	Per Note	Total

Public Offering Price(1)	99.787%	$598,722,000

Underwriting Discount	0.650%	$3,900,000

Proceeds to us (before expenses)(1)	99.137%	$594,822,000

(1)
Plus accrued interest, if any, from August 29, 2018, if settlement occurs after that date.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

         The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about August 29, 2018.

Joint Book-Running Managers

BofA Merrill Lynch	BNP PARIBAS
Citigroup	MUFG

Senior Co-Managers

Credit Agricole CIB	ING	Lloyds Securities

Scotiabank	SMBC Nikko	Standard Chartered Bank	Wells Fargo Securities

Co-Managers

Academy Securities	Barclays	HSBC	Goldman Sachs & Co. LLC

US Bancorp	Westpac Capital Markets LLC	Comerica Securities	Regions Securities LLC

The date of this prospectus supplement is August 20, 2018.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the "prospectus," we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        We have not, and the underwriters have not, authorized anyone to provide any information other than contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        Unless we have indicated otherwise, references in this prospectus to "Fluor," the "Company," "we," "us" and "our" or similar terms are to Fluor Corporation, a Delaware corporation, and its consolidated subsidiaries and joint ventures.

        The notes are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting."

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (referred to as the "Exchange Act" in this prospectus supplement), and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (referred to as the "SEC" in this prospectus). Our SEC filings are available to the public from commercial retrieval services and over the Internet at the SEC's website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.fluor.com. The information contained on or accessible through our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 (including portions of our proxy statement for our 2018 annual meeting of shareholders, incorporated by reference therein) filed on February 20, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018 and June 30, 2018, filed on May 3, 2018 and August 2, 2018, respectively; and

  •
  our Current Reports on Form 8-K, as filed with the SEC on February 5, 2018, February 9, 2018, May 4, 2018 and August 3, 2018.

        We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

        You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.

Fluor Corporation
Attention: Investor Relations
6700 Las Colinas Boulevard
Irving, Texas 75039
Telephone Number: (469) 398-7000

 CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        From time to time, Fluor makes certain comments and disclosures in reports and statements, including this prospectus supplement and the accompanying prospectus, or statements are made by its officers or directors, that, while based on reasonable assumptions, may be forward-looking in nature, including statements regarding the company's projected revenue and earnings levels, cash flow and liquidity, new awards and backlog levels and the implementation of strategic initiatives. Under the Private Securities Litigation Reform Act of 1995, a "safe harbor" may be provided to us for certain of these forward-looking statements. We wish to caution readers that forward-looking statements, including disclosures which use words such as the Company "believes," "anticipates," "expects," "estimates" and similar statements are subject to various risks and uncertainties which could cause actual results of operations to differ materially from expectations.

        Any forward-looking statements that we may make are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. Any forward-looking statements are subject to the risks, uncertainties and other factors that could cause actual results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from those expressed or implied in such forward-looking statements.

        Due to known and unknown risks, our actual results may differ materially from our expectations or projections. While most risks affect only future cost or revenue anticipated by us, some risks may relate to accruals that have already been reflected in earnings. Our failure to receive payments of accrued amounts or incurrence of liabilities in excess of amounts previously recognized could result in a charge against future earnings. As a result, the reader is cautioned to recognize and consider the inherently uncertain nature of forward-looking statements and not to place undue reliance on them.

        These factors include those referenced or described in our Annual Report on Form 10-K (including in "Item 1A.—Risk Factors"), incorporated by reference herein. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities. Except as otherwise required by law, we undertake no obligation to publicly update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

        This summary highlights information about us and the notes being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in our notes. For a more complete understanding of our Company, we encourage you to read this entire prospectus, including the information incorporated by reference in this prospectus and the other documents to which we have referred.

 Our Company

        Fluor Corporation is a holding company that owns the stock of a number of subsidiaries, as well as interests in joint ventures. Acting through these entities, we are one of the largest professional services firms providing engineering, procurement, construction, fabrication and modularization, commissioning and maintenance, as well as project management services, on a global basis. We are an integrated solutions provider for our clients in a diverse set of industries worldwide including oil and gas, chemicals and petrochemicals, mining and metals, transportation, power, life sciences and advanced manufacturing. We are also a service provider to the U.S. federal government and governments abroad; and, we perform operations, maintenance and asset integrity activities globally for major industrial clients.

        Our business is divided into four principal segments. The four segments are: Energy & Chemicals; Mining, Industrial, Infrastructure & Power; Diversified Services; and Government. Fluor Constructors International, Inc., which is organized and operates separately from the rest of our business, provides unionized management and construction services in the United States and Canada, both independently and as a subcontractor on projects in each of our segments.

Corporate Information

        We are a Delaware corporation with our principal executive offices located at 6700 Las Colinas Boulevard, Irving, Texas 75039. Our telephone number at such address is (469) 398-7000, and our website is www.fluor.com. Information contained on our website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement and the accompanying prospectus. Our website address is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.

Recent Developments

Credit Facilities

        On August 20, 2018, we amended both of our existing credit facilities to replace the debt to tangible net worth ratio covenant in each with a debt to capitalization ratio covenant that prohibits this ratio from exceeding 0.6 to 1.0.

 The Offering

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more detailed description of the notes, please refer to the section entitled "Description of the Notes" in this prospectus supplement and the section entitled "Description of the Debt Securities" in the accompanying prospectus.

Issuer	Fluor Corporation
Notes Offered	$600,000,000 aggregate principal amount of 4.250% notes due 2028.
Maturity Date	The notes will mature on September 15, 2028.
Interest Rate	The notes will bear interest at 4.250% per year.
Interest Payment Dates	March 15 and September 15 of each year, commencing on March 15, 2019.
Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness, including all other unsubordinated debt securities issued under the indenture, from time to time outstanding. The indenture does not restrict the issuance by us or our subsidiaries of senior unsecured indebtedness. See "Description of the Notes."

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof.
Further Issuances

We may create and issue further notes ranking equally and ratably with the notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the notes offered by this prospectus supplement and will have the same terms as to status, redemption or otherwise, provided that if the further notes are not fungible with the notes offered by this prospectus supplement for U.S. federal income tax purposes, the further notes will have a separate CUSIP number.

Optional Redemption

We may, at our option, at any time and from time to time redeem the notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice sent to the holders of the notes. Prior to June 15, 2028 (the date that is three months prior to the scheduled maturity date of the notes) (the "Par Call Date"), the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed if the notes matured on the Par Call Date (not including interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points.

On or after the Par Call Date, the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to 100% of the principal amount of the notes to be redeemed. See "Description of the Notes—Optional Redemption."

Offer to Repurchase Upon Change of Control Triggering Event

If we experience a Change of Control Triggering Event (as defined herein), we will be required, unless we have already exercised our option to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Change of Control Triggering Event."

Certain Covenants	The indenture governing the notes contains covenants that restrict our ability, with certain exceptions, to:
• incur debt secured by liens;
• engage in sale and leaseback transactions; and
• consolidate with, sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, partnership, joint venture, trust or certain other entities.
See "Description of the Notes—Certain Covenants" in this prospectus supplement and "Description of the Debt Securities—Merger" in the accompanying prospectus.
DTC Eligibility

The notes will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, or its nominee. See "Description of the Notes—Book-Entry Delivery and Settlement."

Same-Day Settlement

Beneficial interests in the notes will trade in DTC's same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Use of Proceeds

We expect to receive net proceeds, after deducting underwriting discounts but before deducting other offering expenses, of approximately $594,822,000 from this offering. The net proceeds of this offering are expected to be used to redeem outstanding indebtedness, and for general corporate purposes.

No Listing of the Notes	We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system. Currently, there is no public market for the notes.
Governing Law	The notes and the indenture will be governed by the laws of the State of New York.

Risk Factors

Investing in the notes involves risk. See "Risk Factors" beginning on page S-9 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference herein or therein for a discussion of certain risks you should consider in connection with an investment in the notes.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association

RISK FACTORS

        An investment in the notes involves risk. Prior to making a decision about investing in our notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors, as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which are incorporated herein by reference. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition.

Risks Relating to the Notes

The notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.

        The notes are our unsecured general obligations, ranking equally with our other senior unsecured indebtedness and liabilities but junior to any secured indebtedness and effectively junior to the debt and other liabilities of our subsidiaries. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries that secure that debt will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

        If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all of these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture does not limit the amount of indebtedness that we and our subsidiaries may incur.

        The indenture under which the notes will be issued does not limit the amount of indebtedness that we and our subsidiaries may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction.

Our existing and future indebtedness may limit cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations under the notes.

        After giving effect to this notes offering, our total indebtedness at June 30, 2018 would have been approximately $1.8 billion. Additionally, we have the ability under our existing revolving and letter of credit facilities to incur substantial additional indebtedness in the future. Our level of indebtedness could have important consequences to you. For example, it could:

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  increase our vulnerability to adverse economic or industry conditions;

  •
  limit our ability to obtain additional financing in the future to enable us to react to changes in our business; or

  •
  place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness.

        Additionally, any failure to comply with covenants in the instruments governing our debt could result in an event of default which, if not cured or waived, would have a material adverse effect on us.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We are a holding company and depend on the business of our subsidiaries to satisfy our cash needs. If we cannot generate or receive the required cash from our subsidiaries, we may not be able to make the necessary payments under the notes.

        Our ability to make payments on our indebtedness, including the notes, will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        All of our operations are conducted through our subsidiaries. As a result, our ability to service our debt, including our obligations under the notes and other obligations, is dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. Finally, changes in the laws of foreign jurisdictions in which we operate may adversely affect the ability of some of our foreign subsidiaries to repatriate funds to us.

        Additionally, our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.

An active trading market for the notes may not develop.

        There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar debt securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

  •
  the time remaining to the maturity of the notes;

  •
  the outstanding amount of the notes;

  •
  the terms related to optional redemption of the notes; and

  •
  the level, direction and volatility of market interest rates generally.

        The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time in their sole discretion without notice.

USE OF PROCEEDS

        We expect to receive net proceeds, after deducting the underwriting discount but before deducting other offering expenses, of approximately $594,822,000 from this offering. The net proceeds of this offering are expected to be used to redeem or repay outstanding indebtedness, and for general corporate purposes. Pending final use, we may invest the net proceeds from this offering in time deposits or marketable securities.

        Affiliates of the underwriters are agents and/or lenders under our outstanding indebtedness and therefore may receive proceeds from this offering to the extent such proceeds are used to repay a portion of such outstanding indebtedness. See "Other Relationships".

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods presented.

	Six Months Ended June 30,		Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Ratios of earnings to fixed charges	4.37x	1.83x	4.56x	6.58x	11.48x	19.71x	20.52x

        We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of (i) earnings from continuing operations before provision for income taxes, plus (ii) fixed charges, less (iii) equity in earnings from less than 50% owned investees, net of distributions, less (iv) earnings (before taxes) attributable to noncontrolling interests. "Fixed charges" consist of interest and that portion of rental expense we have deemed to represent the interest factor.

        We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 30, 2018:

  •
  on a historical basis; and

  •
  on an as adjusted basis to give effect to this offering and the application of the proceeds therefrom as described under "Use of Proceeds".

        You should read this table in conjunction with our consolidated financial statements, the related notes and other financial information contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated by reference in this prospectus supplement, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2018
(USD in millions)	Actual	As Adjusted
Cash and cash equivalents(1)(2)	$1,783.1	$1,876.8

Capitalization:
Short-term debt:
Other borrowings, current portion	$30.7	$30.7
Commercial paper	49.9	49.9
Long-term debt:
3.375% senior notes due 2021	497.3	—
1.750% senior notes due 2023	580.8	580.8
3.500% senior notes due 2024	493.8	493.8
Other borrowings, noncurrent portion	3.4	3.4
Credit facilities	—	—
Senior notes offered hereby(3)	—	593.7

Total long-term debt	$1,575.3	$1,671.7

Total debt	$1,655.9	$1,752.3
Total shareholders' equity	$3,043.4	$3,043.4

Total capitalization	$4,699.3	$4,795.7

(1)
Includes current marketable securities.

(2)
The "as adjusted" amount does not include the use of proceeds to pay the make-whole call premium on the 3.375% senior notes because the amount is not known as of the date hereof.

(3)
The "as adjusted" amount of senior notes offered hereby is presented net of debt issuance costs of $5 million.

DESCRIPTION OF THE NOTES

        The notes will constitute a series of debt securities to be issued under an indenture dated as of September 8, 2011 (as previously amended on June 22, 2012, the "base indenture") between us and Wells Fargo Bank, National Association, as trustee (the "trustee"), as supplemented by a supplemental indenture to be dated as of August 29, 2018 (the "supplemental indenture," and together with the base indenture, the "indenture"). The following description is only a summary of the material provisions of the notes and the indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939 (the "TIA"), and to all of the provisions of the indenture and those terms made a part of the indenture by reference to the TIA. Unless the context requires otherwise, all references to "we," "us," "our," the "Company" and "Fluor" in this section refer solely to Fluor Corporation and not to its subsidiaries.

        The following description of the particular terms of the notes offered hereby supplements the general description of debt securities set forth in the accompanying prospectus.

General

        The notes will be issued in an initial aggregate principal amount of $600,000,000 and will mature on September 15, 2028. The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will not be entitled to any sinking fund.

        Interest on the notes will accrue at the rate per annum shown on the cover of this prospectus supplement from August 29, 2018, or from the most recent date to which interest has been paid or provided for, payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2019, to the persons in whose names the notes are registered in the security register at the close of business on the March 1 or September 1 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

        The indenture does not limit the amount of notes that we may issue. We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes being issued in this offering in all respects (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), provided that if the additional notes are not fungible with the notes being issued in this offering for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Any such additional notes shall be consolidated and form a single series with the notes being issued in this offering, including for purposes of voting and redemptions.

        The indenture does not limit our ability, or the ability of our subsidiaries, to incur additional indebtedness. The indenture and the terms of the notes will not contain any covenants (other than those described herein and in the accompanying prospectus) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

        There is no public trading market for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system.

Ranking

        The notes will be our senior unsecured obligations and will rank equally in right of payment with our 3.375% senior notes due 2021, our 1.750% senior notes due 2023, our 3.500% senior notes due 2024 and any of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior to liabilities of our subsidiaries. As of June 30, 2018, the aggregate principal amount of our indebtedness was approximately $1,655.9 million (excluding intercompany liabilities). Additionally, we have the ability under our letter of credit facilities to incur substantial additional indebtedness in the future.

        The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of our subsidiaries.

Optional Redemption

        We may, at our option, at any time and from time to time redeem the notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice sent to the holders of the notes. Prior to June 15, 2028 (the date that is three months prior to the scheduled maturity date of the notes) (the "Par Call Date"), the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed if the notes matured on the Par Call Date (not including interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points.

        On or after the Par Call Date, the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to 100% of the principal amount of the notes to be redeemed.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes assuming, for this purpose, that the notes matured on the Par Call Date.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than six such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp., their respective successors and four other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us, except that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States (a "Primary Treasury Dealer"), we are required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with the paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with the depositary's procedures.

Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under "—Optional Redemption" by giving irrevocable notice to the trustee in accordance with the indenture, each holder of notes will have the right to require us to purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Unless we have exercised our right to redeem all outstanding notes, within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail or electronic transmission in the case of notes held in book entry form, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the "Change of Control Payment Date"). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

        We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

        We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

        For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

        "Change of Control" means the occurrence of any of the following after the date of issuance of the notes:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Fluor and its subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Fluor or one of its subsidiaries;

          (2)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13 (d)(3) of the Exchange Act, it being agreed that an employee of Fluor or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee's shares are held by a trustee under said plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

          (3)   we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merge with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing at least a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

          (4)   the first day on which a majority of the members of our board of directors are not Continuing Directors; or

          (5)   the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because we become a direct or indirect wholly-owned subsidiary of a holding company if the direct and indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

        "Change of Control Triggering Event" means, with respect to the notes, (1) the rating of the notes is lowered by two out of three of the Rating Agencies on any date during the period (the "Trigger Period") commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (2) the notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

        Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Continuing Director" means, as of any date of determination, any member of our board of directors who: (1) was a member of such board of directors on the date of issuance of the notes or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

        "Fitch" means Fitch Ratings, Inc. and its successors.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's), a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and a rating of BBB– or better by Fitch (or its equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of "Rating Agency."

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means each of Moody's, S&P and Fitch; provided, that if any of Moody's, S&P or Fitch ceases to provide rating services to issuers or investors, we may appoint another "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        "Voting Stock" of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

        For purposes of the notes, the following definition is applicable:

        "Person" means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Fluor and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Fluor and its subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Restrictions on Liens

        We will not, nor will we permit any Domestic Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property or on any shares of stock or indebtedness of any Domestic Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the notes (together with, if we shall so determine, any other indebtedness of or guaranteed by us or such Domestic Subsidiary ranking equally with the notes then existing or thereafter created) shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to:

  (1)
  Liens on property, shares of stock or indebtedness of or guaranteed by any Person existing at the time such Person becomes a Domestic Subsidiary;

  (2)
  Liens on property existing at the time of acquisition thereof, or to secure the payment of all or part of the purchase or construction price of property, or to secure Debt incurred or guaranteed for the purpose of financing all or part of the purchase or construction price of property or the cost of improvements on property, which Debt is incurred or guaranteed prior to, at the time of, or within 180 days after the later of such acquisition or completion of such improvements or construction or commencement of commercial operation of the property;

  (3)
  Liens in favor of us or any Subsidiary;

  (4)
  Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition of the property of a Person as an entirety or substantially as an entirety by us or a Domestic Subsidiary;

  (5)
  Liens on our property or that of a Domestic Subsidiary in favor of the United States of America or any state thereof, or any political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control industrial revenue bond or similar financing);

  (6)
  Liens imposed by law, for example mechanics', workmen's, repairmen's, banker's or other similar Liens or rights of set-off arising in the ordinary course of business;

  (7)
  pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances;

  (8)
  Liens in connection with legal proceedings;

  (9)
  Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, of which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

  (10)
  Liens consisting of restrictions on the use of real property that do not interfere materially with the property's use;

  (11)
  Liens existing on the date of the indenture; and

  (12)
  any refinancing, extension, renewal or replacement (or successive refinancings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in any of the foregoing clauses; provided, however, that (a) the principal or accreted amount of any Debt of ours or any of our Domestic Subsidiaries secured by such Lien immediately after such refinancing, extension, renewal or replacement shall not exceed the sum of the principal or accreted amount, as the case may be, of any Debt of ours or any of our Domestic Subsidiaries so secured immediately prior to such refinancing, extension, renewal or replacement plus any costs and expenses (including, without limitation, any fees, premiums and penalties) related to such refinancing, extension, renewal or replacement, and (b) such refinancing, extension, renewal or replacement shall be limited to all or a part of the same Principal Property (and any improvements thereon), any shares of stock or indebtedness of any Domestic Subsidiary which secured any Debt of ours or any of our Domestic Subsidiaries immediately prior to such refinancing, extension, renewal or replacement.

        Notwithstanding the above, we and any one or more Domestic Subsidiaries may, without securing the notes, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of Debt which would otherwise be subject to the foregoing restrictions then outstanding (not including secured Debt permitted under the foregoing exceptions) plus Attributable Debt relating to sale and leaseback transactions (as described below) does not exceed 15% of our Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions

        The consummation of any sale and leaseback transaction by us or any Domestic Subsidiary of any Principal Property (whether owned as of the issue date of the notes or thereafter acquired) is prohibited following the date of the supplemental indenture governing the notes unless:

  (1)
  we or such Domestic Subsidiary would be entitled under the indenture to issue, assume or guarantee Debt secured by a Lien upon such Principal Property at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the notes, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions described above under "Restrictions on Liens"; or

  (2)
  within 180 days, an amount in cash equal to such Attributable Debt is applied to (a) the retirement of Senior Debt that matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Senior Debt or (b) the purchase, construction, development, expansion or improvement of other comparable property, in the case of both (a) and (b) above, in an amount not less than the greater of:

    •
    the net proceeds of the sale of the Principal Property leased pursuant to the arrangement, or

    •
    the fair market value of the Principal Property so leased.

        The restrictions described above do not apply:

  (1)
  to a sale and leaseback transaction between us and a Domestic Subsidiary or between Domestic Subsidiaries, or that involves the taking back of a lease for a period of less than three years; or

  (2)
  if, at the time of the sale and leaseback transaction, after giving effect to the transaction, the total discounted net amount of rent required to be paid during the remaining term of any lease relating to all outstanding sale and leaseback transactions (other than sale and leaseback transactions otherwise permitted under this captioned section) plus all outstanding secured

    Debt pursuant to the "Restrictions on Liens" covenant above, does not exceed 15% of our Consolidated Net Tangible Assets.

Certain Definitions Relating to Our Restrictive Covenants

        Following are the meanings of the terms that are important in understanding the restrictive covenants previously described.

        "Attributable Debt" is defined as the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company computed in accordance with U.S. generally accepted accounting principles and contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Securities and Exchange Commission (or any successor thereto) or if, at such date, the Company shall have ceased filing such reports with the Securities and Exchange Commission (or any successor thereto), the Company's then most recent consolidated annual or quarterly balance sheet prepared in accordance with U.S. generally accepted accounting principles.

        "Debt" is defined as indebtedness for money borrowed that in accordance with applicable generally accepted accounting principles would be reflected on the balance sheet of the obligor as a liability as of the date on which Debt is to be determined. Notwithstanding anything to the contrary contained herein, "Debt" of the Company and its Subsidiaries shall exclude Debt of variable interest entities which is identified (as required by and referenced in FASB Interpretation No. 46, Consolidation of Variable Interest Entities (January 2003), as may be modified or supplemented) by separate line item in the balance sheet of the Company and its Subsidiaries as non-recourse to the Company and its Subsidiaries.

        "Domestic Subsidiary" is defined as a Subsidiary (a) which is a United States-organized (other than the territories and possessions thereof) legal entity and (b) which owns any Principal Property.

        "Liens" is defined as any mortgage, pledge, lien or other encumbrance.

        "Principal Property" is defined as each plant, warehouse, equipment yard, distribution facility or office located within the United States (other than the territories and possessions thereof) and owned or leased by the Company or a Domestic Subsidiary which has a gross book value in excess of 2% of Consolidated Net Tangible Assets other than a plant, warehouse, equipment yard, distribution facility or office, or portion thereof which, in the opinion of the Company's Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries as an entirety.

        "Senior Debt" means any Debt of the Company or its Subsidiaries other than Subordinated Debt.

        "Subordinated Debt" means any Debt of the Company which is expressly subordinated in right of payment to the notes.

        "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

Events of Default

        See "Description of the Debt Securities—Events of Default" in the accompanying prospectus.

Book-Entry Delivery and Settlement

        Upon issuance, all notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with or on behalf of The Depository Trust Company ("DTC"), and registered in the name of DTC or a nominee thereof. Purchasers of the notes can hold beneficial interests in the global notes only through DTC, or through the accounts that Clearstream Banking, société anonyme, Luxembourg, or Euroclear Bank, S.A./N.V., as operator of the Euroclear System, maintain as participants in DTC.

        A description of DTC's procedures with respect to the global securities is set forth in the sections "Description of The Debt Securities—Global Debt Securities" in the accompanying prospectus.

Trustee

        Wells Fargo Bank, National Association is the trustee under the indenture. Initially, the trustee will also act as the paying agent, registrar and custodian for the notes. In the ordinary course of their businesses, affiliates of the trustee have engaged in commercial banking transactions with us, and may in the future engage in commercial banking and other transactions with us.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations relating to the ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended ("the Code"), Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the United States federal income tax treatment of debt instruments as of the date hereof. These authorities may be changed, perhaps with retroactive effect, so as to result in United States federal income tax consequences different from those set forth below.

        This summary assumes that you purchased your notes upon their initial issuance at their initial offering price (the first price at which a substantial amount of the notes are sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) and that you held your notes, and you will hold your notes, as capital assets for United States federal income tax purposes (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders' particular circumstances or to holders that may be subject to special tax rules, such as, for example:

  •
  holders subject to the alternative minimum tax;

  •
  banks, insurance companies, or other financial institutions;

  •
  tax-exempt organizations;

  •
  dealers in securities or commodities;

  •
  certain former citizens and former long-term residents of the United States;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  brokers;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies;

  •
  U.S. Holders (as defined below) whose functional currency is not the United States dollar;

  •
  persons subject to special tax accounting rules under Section 451(b) of the Code;

  •
  persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code; or

  •
  partnerships or other pass-through entities or investors therein.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that will hold notes, you should consult your tax advisor regarding the tax consequences of holding the notes to you.

        This summary of United States federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under other United States federal tax rules (such as estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

        The following is a summary of the general United States federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes. Certain consequences to "Non-U.S. Holders" of the notes are described under "—Consequences to Non-U.S. Holders," below. "U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is includable in gross income for United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Certain Additional Payments

        There are circumstances in which we might be required to make payments on a note that would increase the yield of the note, for instance, as described under "Description of the Notes—Change of Control Triggering Event." We intend to take the position that the possibility of these payments is remote, and thus, that the notes should not be treated as contingent payment debt instruments under the applicable Treasury Regulations. Our determination that such a contingency is remote is binding on a U.S. Holder, unless the U.S. Holder discloses a contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the Internal Revenue Service ("IRS"). If the IRS takes a contrary position, you may be required to accrue interest income based upon a "comparable yield" (as defined in the Treasury Regulations) determined at the time of issuance of the notes, with adjustments to your accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the notes would be treated as ordinary income rather than as capital gain. You should consult your tax advisor regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

        Stated interest on the notes will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. It is expected, and the following discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount.

Dispositions of Notes

        Upon the sale, exchange, redemption or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest and taxed as described under "Payments of Interest" above) and your adjusted tax basis in the note. Your amount realized generally will equal the amount of any cash, plus the fair market value of any other property received for the note. Your adjusted tax basis in a note generally will equal your cost of the note.

        Gain or loss recognized on the taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than one year. If you are a non-corporate U.S. Holder, long-term capital gains you recognize generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Medicare Tax

        If you are an individual or estate, or a trust that does not fall into a special class of exempt trusts, you will be subject to a 3.8% Medicare tax on the lesser of (1) your "net investment income" for the relevant taxable year and (2) the excess of your modified gross income for the taxable year over a certain threshold. Your net investment income will generally include your gross interest income and your net gains from the disposition of the notes, unless the interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

        If you are an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of notes unless you are an exempt recipient (such as a corporation). Backup withholding will apply to the payments if you fail to provide your taxpayer identification number ("TIN") or certification of exempt status, furnish an incorrect TIN, or have been notified by the IRS that payments to you are subject to backup withholding.

        You should consult your tax advisors regarding your qualification for an exemption from backup withholding and the procedures for obtaining the exemption, if applicable. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will generally be allowed as a credit against your United States federal income tax liability and you may claim a refund provided that you furnish the required information to the IRS on a timely basis.

Consequences to Non-U.S. Holders

Non-U.S. Holders

        As used in this prospectus supplement, the term "Non-U.S. Holder" means a beneficial owner of a note (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. Holder.

Payments of Interest

        Under United States federal income tax law, and subject to the discussions below concerning backup withholding, the Foreign Account Tax Compliance Act or "FATCA" and income effectively connected with a United States trade or business, payments of interest made to you on the notes will not be subject to United States federal income or withholding tax, provided that:

  1.
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  2.
  you are not a controlled foreign corporation that is directly or indirectly related to us through stock ownership; and

  3.
  you have certified your status as described below.

        You can meet the certification requirement by furnishing to the paying agent prior to the payment an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person. If you hold the note through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent. The agent will then be required to provide certification to the paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to the non-U.S. status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If you cannot satisfy the requirements described above, payments of interest made to you on the notes will generally be subject to 30% United States federal tax withholding unless you provide the paying agent either with (1) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), establishing an exemption from (or a reduction of) withholding under the benefits of an applicable tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the note is not subject to withholding of tax because the interest is effectively connected with your conduct of a trade or business in the United States (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment in the United States), as described below under "—Income or Gain Effectively Connected with a United States Trade or Business."

Dispositions of Notes

        Generally, subject to the discussions below concerning backup withholding and FATCA, no deduction for any United States federal withholding of tax will be made from any principal payments or from gain that you realize on the sale, exchange or other disposition of your note. In addition, you will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of the note, unless: (1) that gain or income is effectively connected with the conduct of your trade or business in the United States or (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met. If you are described in clause (1), see "—Income or Gain Effectively Connected with a United States Trade or Business," below. If you are described in clause (2), any gain realized from the sale, redemption, exchange, retirement or other taxable disposition of the notes will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate), although the amount of gain subject to tax may be offset by certain losses.

Income or Gain Effectively Connected with a United States Trade or Business

        If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a United States trade or business conducted by you (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the United States), then the income or gain will be subject to United

States federal income tax at regular graduated income tax rates in the same manner as a U.S. Holder, but will not be subject to the tax described above under "—Consequences to U.S. Holders—Medicare Tax" or United States withholding tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your United States trade or business (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the United States) may be subject to an additional "branch profits tax" at a 30% rate, although an applicable tax treaty may provide for a lower rate, provided certain certification requirements are met.

Backup Withholding and Information Reporting

        Generally, information returns will be filed with the IRS in connection with payments of interest on the notes. Information reporting may be filed with the IRS in respect of proceeds from the sale or other disposition of the notes. You may be subject to backup withholding of tax on these payments unless you comply with certain certification procedures to establish that you are not a United States person. The certification procedures required to claim an exemption from withholding tax on interest described above will generally satisfy the certification requirements necessary to avoid backup withholding as well.

        Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will generally be allowed as a credit against your United States federal income tax liability and you may claim a refund provided that you furnish the required information to the IRS on a timely basis.

FATCA

        Pursuant to FATCA, unless an exemption applies, foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain non-financial foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or be subject to a 30% withholding tax with respect to any "withholdable payments." For this purpose, withholdable payments generally include U.S.-source interest and also include the entire gross proceeds from the sale or other disposition of any debt instruments of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Under the applicable final Treasury regulations, withholding under FATCA will generally apply to payments of U.S.-source interest, although withholding will be deferred until January 1, 2019 for gross proceeds from dispositions of debt securities (including the notes). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        We will not pay any additional amounts to you in respect of any amounts withheld pursuant to FATCA. Under certain circumstances, you might be eligible for refunds or credits of these amounts.

        You are urged to consult with your own tax advisors regarding the effect, if any, of the FATCA provisions to you based on your particular circumstances.

        You should consult your own tax advisor as to the particular tax consequences to you of purchasing, holding or disposing of notes, including the applicability and effect of any state, local or non-United States tax laws, and of any changes or proposed changes in applicable law.

UNDERWRITING

        Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp. are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$180,000,000
BNP Paribas Securities Corp.	96,000,000
Citigroup Global Markets Inc.	46,500,000
MUFG Securities Americas Inc.	46,500,000
Credit Agricole Securities (USA) Inc.	21,000,000
Scotia Capital (USA) Inc.	21,000,000
ING Financial Markets LLC	21,000,000
Lloyds Securities Inc.	21,000,000
Wells Fargo Securities, LLC	21,000,000
Standard Chartered Bank	21,000,000
SMBC Nikko Securities America, Inc.	21,000,000
HSBC Securities (USA) Inc.	12,000,000
Barclays Capital Inc.	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000
Goldman Sachs & Co. LLC	12,000,000
Academy Securities, Inc.	12,000,000
Westpac Capital Markets LLC	12,000,000
Comerica Securities, Inc.	6,000,000
Regions Securities LLC	6,000,000

Total	$600,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        In connection with any sales outside the United States, the underwriters may act through one or more of their affiliates.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the underwriting discount to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note	0.650%

        The aggregate expenses of the offering, not including the underwriting discount, are estimated at $1.1 million and are payable by us.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

        We have agreed that we will not, until the closing date of this offering, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp., directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

        In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment and commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., MUFG Securities Americas Inc. and certain other underwriters and/or their affiliates are parties to and lenders under each of our $1,700,000,000 Amended and Restated Revolving Loan and Letter of Credit Facility Agreement dated as of February 25, 2016 among the Corporation, Fluor B.V., BNP Paribas, as Administrative Agent and an Issuing Lender, Bank of America, N.A., as Syndication Agent, Citibank, N.A. and MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Co-Documentation Agents, and the other lenders party thereto, as amended (the "$1.7 Billion Facility") and our $1,800,000,000 Amended and Restated Revolving Loan and Letter of Credit Facility Agreement dated as of February 25, 2016 among the Corporation, Fluor B.V., BNP Paribas, as Administrative Agent and an Issuing Lender, Bank of America, N.A., as Syndication Agent, Citibank, N.A. and MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Co-Documentation Agents, and the other lenders party thereto, as amended (the "$1.8 Billion Facility"). Each of our $1.7 Billion Facility and our $1.8 Billion Facility were negotiated on an arms' length basis and contain customary terms pursuant to which the lenders and agents receive customary fees.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Certain of the underwriters, including Standard Chartered Bank, will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA. Additionally, affiliates of the underwriters are agents and/or lenders under our outstanding indebtedness and therefore may receive proceeds from this offering to the extent such proceeds are used to repay a portion of such outstanding indebtedness. See "Use of Proceeds."

Settlement Cycle

        It is expected that delivery of the notes will be made against payment thereof on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding four business days will be required, by virtue of the fact that the notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

        The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275 (1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i) (B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL MATTERS

        Gibson, Dunn & Crutcher LLP will pass upon the validity of the notes. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

        The consolidated financial statements of Fluor Corporation appearing in Fluor Corporation's Current Report on Form 8-K dated August 2, 2018 for the year ended December 31, 2017, and the effectiveness of Fluor Corporation's internal control over financial reporting as of December 31, 2017, appearing in its Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

        We may offer from time to time, in one or more offerings, debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, and units consisting of any of these securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sale of those securities. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "FLR."

        Investing in these securities involves risks. Please read carefully "Risk Factors" beginning on page 4 of this prospectus for a discussion of risks you should consider before investing.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (referred to as the SEC in this prospectus) using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of that offering, including the names of any underwriters participating in the offering, the compensation of those underwriters and the net proceeds to us. Any dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (referred to as the Securities Act in this prospectus). The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading "Where You Can Find More Information."

        You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any free-writing prospectus. We have not authorized any person, including any salesman or broker, to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement and any free-writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

        Unless we have indicated otherwise, references in this prospectus to "Fluor," "we," "us" and "our" or similar terms are to Fluor Corporation, a Delaware corporation, and its consolidated subsidiaries and divisions.

FLUOR CORPORATION

        Fluor Corporation is a holding company that owns the stock of a number of subsidiaries, as well as interests in joint ventures. Acting through these entities, we are one of the largest professional services firms providing engineering, procurement, construction, fabrication and modularization, commissioning and maintenance, as well as project management services, on a global basis. We are an integrated solutions provider for our clients in a diverse set of industries worldwide including oil and gas, chemicals and petrochemicals, mining and metals, transportation, power, life sciences and advanced manufacturing. We are also a service provider to the U.S. federal government and governments abroad; and, we perform operations, maintenance and asset integrity activities globally for major industrial clients.

        We are a Delaware corporation with our principal executive offices located at 6700 Las Colinas Boulevard, Irving, Texas 75039. Our telephone number at such address is (469) 398-7000, and our website is www.fluor.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act in this prospectus), and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the Internet web site maintained by the SEC at http://www.sec.gov.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities we may offer. As permitted by the SEC rules, this prospectus does not contain all of the information we have included in the registration statement. You may refer to the registration statement, and the accompanying exhibits, for more information about us and our securities. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to other documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 20, 2018 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 8, 2018, incorporated by reference therein);

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed on May 3, 2018 and August 2, 2018, respectively;

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  Our Current Reports on Form 8-K filed on February 5, 2018, February 9, 2018, May 4, 2018 and August 2, 2018;

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  The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on September 20, 2000 (as amended by Amendment No. 1 thereto on Form 10/A, filed with the SEC on November 22, 2000); and

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  Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus, if such person makes a written or oral request directed to: Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, Attention: Investor Relations; by telephone at (469) 398-7000; or via email at investor.relations@fluor.com.

        WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PROVIDED IN CONNECTION WITH AN OFFERING. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement include or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when we are discussing our beliefs, estimates or expectations. When used in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "should" and similar expressions are intended to be among the statements that identify forward-looking statements. In particular, all statements other than statements of historical facts included in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference regarding our projected revenue and earnings levels, new awards and backlog levels and the implementation of strategic initiatives and organizational changes are forward-looking statements. These statements are not guarantees of future performance but instead represent only our belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of our control. Actual results and outcomes may differ materially from what we express or forecast in these forward-looking statements. All forward-looking statements made in this prospectus are made as of the date hereof and all forward-looking statements made in any prospectus supplement are made as of the date thereof, and the risk that actual results will differ materially from expectations expressed in this prospectus and any prospectus supplement will increase with the passage of time. We undertake no duty to update any forward-looking statement to reflect future events or changes in our expectations, except as required by law.

        A discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included under the heading "Risk Factors" in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (which is incorporated into this prospectus and any applicable prospectus supplement by reference) and under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations." Updated discussions of such risks and uncertainties may be included in our Quarterly Reports and Annual Reports for subsequent periods. See "Where You Can Find More Information." In addition, please see the risk factors described in any applicable prospectus supplement. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.

RISK FACTORS

        Before you invest in the securities registered under this prospectus, you should carefully consider the "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly

Reports on Form 10-Q and the applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

        If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

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  working capital;

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  repayment or refinancing of debt;

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  capital expenditures;

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  acquisitions; and

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  repurchases and redemptions of securities.

        Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Six Months Ended June 30,		Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	4.37x	1.83x	4.56x	6.58x	11.48x	19.71x	20.52x

        We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of (i) earnings from continuing operations before provision for income taxes, plus (ii) fixed charges, less (iii) equity in earnings from less than 50% owned investees, net of distributions, less (iv) earnings (before taxes) attributable to noncontrolling interests. "Fixed charges" consist of interest and that portion of rental expense we have deemed to represent the interest factor.

        We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF THE DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        As used in this "Description of the Debt Securities," the "Company" refers to Fluor Corporation, and does not, unless the context otherwise indicates, include our subsidiaries.

        Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

        The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, between us and Wells Fargo Bank, National Association, as trustee. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and a trustee to be named therein. We refer to both the senior indenture and the subordinated indenture as the indentures, and to the trustee under each of the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. We have summarized the material provisions of the indentures in this section, but this is only a summary. The statements made hereunder relating to the indentures and the debt securities do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The senior indenture and the form of subordinated indenture have been filed with the SEC and are incorporated by reference in our registration statement of which this prospectus is a part. See "Where You Can Find More Information." The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

        The debt securities will be direct obligations of the Company and will not constitute obligations of our subsidiaries. Because we are a holding company and operations are conducted by our subsidiaries, however, our ability to meet our debt obligations depends upon the earnings of, and dividends and other payments from, our subsidiaries. Furthermore, the debt securities offered hereby will effectively be subordinated to all existing and future liabilities of our subsidiaries, including claims of creditors and certain security holders of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company's claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company. The indentures under which the debt securities are to be issued do not contain any limitation on our or our subsidiaries' ability to incur additional debt.

        The debt securities will be unsecured obligations. Any secured debt we incur and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other secured obligations.

        Generally, the senior debt securities issued under the senior indenture will rank equally with all of our other senior debt and unsubordinated debt. All series of senior debt securities issued under the senior indenture will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities issued under the subordinated indenture will be subordinated, in right of payment, to the prior payment in full of our senior debt. The subordinated debt securities issued under the subordinated indenture will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. See "—Subordination." We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

        The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

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  the date or dates on which the principal of the debt securities will be payable, or method of determination thereof;

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  the rate or rates, or method of determination thereof, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

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  if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

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  the currency in which the debt securities may be denominated or payable;

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  our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

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  our right, if any, to extend the interest payment periods or defer the payment of interest on the debt securities and the duration of such extensions or deferral;

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  the form of the debt securities, including such legends as required by law or as we deem necessary or appropriate and the form of any temporary global security that may be issued;

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  the ranking of such debt securities as senior debt securities or subordinated debt securities;

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  the name of any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

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  whether the debt securities are convertible into shares of our common stock and, if so, the terms and conditions of such conversion;

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  any other restrictive covenants, additional events of default or changes to the events of default set forth in the indentures that will apply to the debt securities (see "—Events of Default" below);

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  if exercised, our right to defease the covenants applicable to the debt securities;

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  whether the debt securities are subject to a periodic offering; and

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  any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

        "Principal" when used herein includes any premium on any series of the debt securities.

        Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will describe any federal income tax consequences and other special considerations applicable to discounted debt securities.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes. Payment of interest on the debt securities, however, will be paid to such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.

        Unless otherwise specified in the prospectus supplement, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

        The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

        The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.

Events of Default

        An Event of Default with respect to the debt securities of any series is defined in the indentures as:

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  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

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  default in the performance or breach of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

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  certain events of bankruptcy, insolvency or reorganization of the Company.

        Additional Events of Default may be added for the benefit of holders of certain series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.

        The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

        The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

        In case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

        No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute such proceeding as trustee, and offered indemnity reasonably satisfactory to it, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. The right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

        Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, partnership, joint venture, trust or certain other entities if:

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  either the Company is the continuing entity or the successor entity is a U.S. entity and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company;

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  immediately after such consolidation, sale, conveyance, lease or merger, the Company, or such successor entity, as the case may be, is not in material default in the performance or observance of any such covenant or condition; and

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  the Company has delivered to the trustee an officers' certificate or opinion of counsel stating that all conditions precedent in connection with the merger have been complied with.

        In case of any such consolidation, merger, sale, lease or conveyance, any successor entity will succeed to and be substituted for the Company under the indentures, with the same effect as if it had been named in the indentures.

Modification of the Indentures

        The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

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  extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

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  reduce the percentage of debt securities of such series required to consent to any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

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  reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security, which is a security that provides for an amount less than the principal to be due and payable upon such acceleration.

        Additionally, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities:

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  to convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for one or more series of debt securities or to provide that any of the Company's obligations under any debt security or the related indenture will be guaranteed and the terms and conditions for the release or substitution of such security or guarantee;

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  to evidence the succession of another entity to the Company, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Company;

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  to add to the covenants of the Company such further covenants, restrictions, conditions, or provisions for the protection of the holders of any series of debt securities and, if such additional covenants are to be for the benefit of less than all the series of debt securities, stating that such covenants are being added solely for the benefit of such series;

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  to add additional events of default for the benefit of holders of certain series of debt securities (see "—Events of Default" above);

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  to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the indenture or any supplemental indenture as the board of directors may deem necessary or desirable and that does not materially and adversely affect the interests of the holders of the debt securities;

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  to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

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  to evidence and provide for the acceptance of the appointment by a successor trustee and to add to or change any provisions as are necessary to provide for or facilitate the administration of the trusts by more than one trustee.

Discharge and Defeasance

        Satisfaction and Discharge of Indenture.    The indentures provide that the Company shall be deemed to have satisfied, and to be discharged from, all of its obligations under the indenture with respect to any series of debt securities if at any time:

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  the Company has paid the principal of and interest on all outstanding debt securities of such series when due and payable;

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  the Company has delivered to the trustee for cancellation all debt securities of such series that were previously authenticated; or

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  such debt securities have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited with the trustee, in trust for such purpose, funds or certain government securities which through the payment of principal and interest in accordance with their terms will provide funds, in each case, in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or other payments thereon, on the scheduled due dates therefor; and

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  the Company has delivered to the trustee an officers' certificate and opinion of counsel, each stating that all conditions precedent provided for in the applicable indenture relating to the discharge of the indenture have been complied with.

        However, certain obligations of the Company shall continue in effect, such as to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, and to compensate and indemnify the trustee, and certain rights of holders of the debt securities of such series shall continue in effect, such as the right to be paid the principal of and interest, if any, on all debt securities of such series when due.

        Defeasance.    The indentures provide that the Company may defease the covenants applicable to any series of debt securities under certain circumstances. For this purpose, "defeasance" means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of any such series and to have satisfied all other obligations under such debt securities and the related indenture, except for certain specified obligations, including the following:

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  the rights of the holders of such debt securities to receive payments in respect of the principal of and interest on such securities when such payments are due;

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  the Company's obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, and to compensate and indemnify the trustee; and

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  the rights, powers, trusts, duties and immunities of the trustee.

        This covenant defeasance with respect to any series of debt securities may only occur if the following conditions are met:

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  the Company has irrevocably deposited with the trustee, in trust for such purpose, funds or certain government securities which in accordance with their terms will provide funds, in each case, in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and each installment of interest on the outstanding debt securities of such series and any applicable mandatory sinking fund or analogous payments on the scheduled due dates therefor;

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  no Event of Default has occurred is continuing;

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  the defeasance will not result in a breach or violation of, or constitute a default under the applicable indenture;

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  the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

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  a ruling of the U.S. Internal Revenue Service to the same effect; or

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  a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required; and

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  the Company has delivered to the trustee an officers' certificate and opinion of counsel, each stating that all conditions precedent provided for in the applicable indenture relating to the deposit and defeasance have been complied with.

        The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Subordination

        The senior debt securities will constitute part of our Senior Indebtedness and will rank pari passu with all outstanding senior debt.

        Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

        Except as set forth in the related prospectus supplement, "Senior Indebtedness" means:

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  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

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  purchase money and similar obligations;

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  obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

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  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

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  renewals, extensions and refunding of any such indebtedness;

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  interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

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  obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

        unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described above expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

        Upon any distribution of the Company's assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration which shall have been declared due and payable shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the depository.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to as DTC), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.

        If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may request, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities upon the request of DTC participants. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (which we refer to as indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security (which we refer to herein as a beneficial owner) is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are expected to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, the debt securities are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices are to be sent to DTC. If less than all of the debt securities within a series are being redeemed, we understand DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        In general, neither DTC nor Cede & Co (nor any other DTC nominee) consents or votes with respect to the debt securities. We understand DTC's usual procedures are to mail an omnibus proxy to the issuer as soon as possible after the record date for any vote assigning Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

        Payments of any redemption proceeds and principal and interest payments, if any, on the debt securities will be made to DTC. Upon receipt of funds, we understand it is DTC's practice to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to direct participants is DTC's responsibility, and disbursement of such payments to the beneficial owners is the responsibility of the direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

No Personal Liability of Incorporators, Stockholders, Officers or Directors

        The indentures provide that no recourse shall be had under or upon any of our obligations, covenants or agreements in the indentures or in any of the debt securities, against any of our (or any successor's) incorporators, stockholders, officers or directors under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of the debt securities, by accepting the securities, waives and releases all such liability.

Trustee

        The indentures provide that, except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indentures. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indentures and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        We maintain banking relationships in the ordinary course of business with Wells Fargo Bank, National Association, the trustee under our senior indenture, and its affiliates.

Governing Law

        The indentures and the debt securities will be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (other than principles of law that would apply the law of another jurisdiction).

DESCRIPTION OF CAPITAL STOCK

        The following description of the material terms of our common stock is based on the provisions of our certificate of incorporation. For more information as to how you can obtain a current copy of our certificate of incorporation, see "Where You Can Find More Information."

        Our authorized capital stock consists of 375,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of July 27, 2018, 140,618,971 shares of our common stock were issued and outstanding; no shares of our preferred stock were issued or outstanding.

Common Stock

  Voting Rights

        Holders of our common stock are entitled to one vote per share on all matters voted on generally by stockholders. Except as otherwise required by law or with respect to any outstanding series of our preferred stock, the holders of our common stock possess all voting power. Our bylaws and certificate of incorporation generally provide that stockholder action is effective upon the affirmative vote of a majority in outstanding voting power present in person or by proxy at any meeting of stockholders. However, directors shall be elected by a vote of the majority of the votes cast, unless the number of director nominees exceeds the number of directors to be elected. A majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that nominee.

  Dividend Rights; Rights Upon Liquidation

        Subject to any preferential rights of holders of any of our preferred stock that may be outstanding, holders of shares of our common stock are entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in the assets of Fluor legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up.

  Miscellaneous

        Holders of our common stock will have no preferences or preemptive, conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by Fluor. Our common stock is listed on the New York Stock Exchange and trades under the symbol "FLR."

Preferred Stock

        Our certificate of incorporation authorizes our board of directors to issue from time to time, without further vote or action by the stockholders, up to 20,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to the shares issued under each such series. Because our board of directors has the power to establish the designations, powers, preferences and rights of the shares of any such series of our preferred stock, holders of our preferred stock may be afforded voting rights and preferences, powers and other rights that could adversely affect the rights of holders of our common stock. This could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempt to obtain control of Fluor through the acquisition of our common stock.

Anti-Takeover Provisions

  General

        Certain provisions of our certificate of incorporation, our bylaws and Section 203 of the Delaware General Corporation Law may have the effect of impeding the acquisition of control of Fluor by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by our board of directors. These provisions are designed to reduce, or have the effect of reducing, the vulnerability of Fluor to an unsolicited proposal for the restructuring or sale of all or substantially all the assets of Fluor or an unsolicited takeover attempt which is unfair to Fluor stockholders.

  Charter and Bylaw Provisions

        Our certificate of incorporation authorizes our board of directors to issue from time to time, without further vote or action by the stockholders, up to 20,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to the shares issued under each such series. Pursuant to this authority, our board could create and issue a series of our preferred stock with such designations, powers, preferences and rights which have the effect of discriminating against an existing or prospective holder of our capital stock, thus making it more difficult for, or discouraging any attempt by, a potential acquiror to obtain control of Fluor by means of a merger, tender offer, proxy contest or otherwise. As a result, the authority to issue shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Fluor without any further action by our stockholders.

        Other provisions of our certificate of incorporation and bylaws that may make it more difficult to replace our board of directors include:

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  the prohibition on stockholders acting by written consent;

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  the limitations on the ability of our stockholders to call a special meeting, although, holders of at least 25% of our outstanding shares of common stock have the right to call a special meeting of stockholders, subject to certain limitations and procedures;

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  requirements for advance notice for raising business or making nominations at stockholder meetings; and

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  the ability of the our board of directors to amend the bylaws, increase the size of our board and to fill vacancies on our board.

  Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law. The provisions of Section 203 prohibit a publicly-held Delaware corporation from engaging in certain business combinations with an interested stockholder for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:

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  prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by the board of directors;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock; or

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  on or after the date that the person became an interested stockholder, the business combination is approved by our board of directors and by the holders of at least two-thirds of our outstanding voting stock, excluding voting stock owned by the interested stockholder.

        A "business combination" includes the following:

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  any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

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  any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

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  any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

        Generally, an "interested stockholder" is a person who together with that person's affiliates and associates owns 15% or more of our voting stock or who is an affiliate or associate of ours and owned 15% or more of our voting stock at any time during the previous three years.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

        Computershare is the transfer agent and registrar for our common stock.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any preferred stock, warrants, depositary shares, purchase contracts, or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us:

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  through agents;

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  to or through underwriters;

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  through broker-dealers (acting as agent or principal);

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  directly by us to purchasers, through a specific bidding or auction process or otherwise;

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  through a combination of any such methods of sale; and

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  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth any managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        We may enter into agreements with agents, underwriters or dealers which may provide for indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities

Exchange Act of 1934 (the "Exchange Act"), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

        The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the related prospectus supplement.

EXPERTS

        The consolidated financial statements of Fluor Corporation appearing in Fluor Corporation's Current Report on Form 8-K dated August 2, 2018 for the year ended December 31, 2017, and the effectiveness of Fluor Corporation's internal control over financial reporting as of December 31, 2017 appearing in its Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$600,000,000

4.250% Senior Notes due 2028

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch
BNP PARIBAS
Citigroup
MUFG

Senior Co-Managers

Credit Agricole CIB
ING
Lloyds Securities
Scotiabank
SMBC Nikko
Standard Chartered Bank
Wells Fargo Securities

Co-Managers

Academy Securities
Barclays
HSBC
Goldman Sachs & Co. LLC
US Bancorp
Westpac Capital Markets LLC
Comerica Securities
Regions Securities LLC

August 20, 2018